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                                                                    Exhibit 99.j


                                  EXHIBIT (j).

                          Consent of Ernst & Young LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Fund Auditor" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated April 21, 2005 on the financial statements and financial highlights of The Weitz Funds, in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-107797), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2005, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
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Ernst & Young LLP

Cincinnati, Ohio
May 25, 2005